Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

1) Registration Statement (Form S-8 No. 333-148375) of Forestar Group Inc.

2) Registration Statement (Form S-8 No. 333-159214) of Forestar Group Inc.

3) Registration Statement (Form S-3 No. 333-179612) of Forestar Group Inc.

of our report dated March 7, 2012, with respect to the consolidated financial statements of TEMCO Associates, LLC, incorporated herein by reference, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Austin, Texas

March 7, 2012